Exhibit 99.1

Contact:
Michael J. Culotta
Executive Vice President and Chief Financial Officer
(502) 627-7475

PHARMERICA CORPORATION ANNOUNCES
RESIGNATION OF CHIEF OPERATING OFFICER

LOUISVILLE, Kentucky (September 21, 2007) – PharMerica Corporation (NYSE: PMC) announced that, effective today, the Company’s Executive Vice President and Chief Operating Officer, Mark A. McCullough, has resigned to pursue other opportunities.

About PharMerica Corporation
PharMerica Corporation is an institutional pharmacy services provider dedicated to providing quality customer service and innovative pharmacy solutions to institutional customers and patients in long-term care settings.  PharMerica is a public company formed through the combination of the institutional pharmacy business of national healthcare services company Kindred Healthcare, Inc. and pharmaceutical services company AmerisourceBergen Corporation.  As a result of this combination, PharMerica ranks as an industry-leading U.S. provider of institutional pharmacy services in terms of annual revenues.  Headquartered in Louisville, Kentucky, PharMerica operates more than 120 institutional pharmacies in over 40 states that serve approximately 310,000 beds for patients of long-term facilities.  PharMerica has approximately 5,500 employees nationwide.  For more information, go to www.pharmerica.com.

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